Exhibit 99.1

Purple Innovation, Inc. Appoints Joe Megibow as Chief Executive Officer

Megibow Brings Significant Retail and Digital Experience to the Disruptive Comfort Technology Company

Alpine, Utah, September 25, 2018 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort technology company known for creating the “World’s First No Pressure™ Mattress,” today announced that the Board of Directors has appointed Joseph B. Megibow to serve as Chief Executive Officer, effective October 1, 2018.

“Joe Megibow is a seasoned executive with a proven track record leading digital and retail businesses through periods of significant growth and evolution. We are thrilled to have someone of Joe’s experience and success join us,” commented Terry Pearce, Co-Founder, Chairman and interim-CEO. “The Board of Directors conducted an exhaustive six-month search and we are very confident that we found the right person to lead Purple into the future and take Purple to the next level.”

During his career, Megibow served as Senior Vice President and Chief Digital Officer at American Eagle Outfitters, Inc. where he oversaw the transformation and growth of American Eagle’s $550+ million direct-to-consumer business between 2012 and 2015. In this role, he built out a global omni-channel strategy and infrastructure, and led all digital marketing, customer operations, engineering and product management efforts. Prior to that, Megibow held several senior roles with Expedia, Inc., including VP and General Manager of Expedia.com, the $10B+ US online travel business. Megibow most recently served as an independent consultant to Advent International, the $41 billion global private equity firm, helping its portfolio companies develop world-class digital capabilities.

“I am extremely excited to join Purple at such an important time in its development,” said Megibow. “As the benefits of healthy sleep have become more understood, Purple is well positioned as a disrupter in the health and wellness industry. Because of its differentiated comfort technologies, internal domestic manufacturing capabilities, and increasing brand awareness, Purple is set up for unrivaled success. I look forward to leveraging my past experience to lead Purple through its next phase of growth.”

Megibow, 49, earned an MBA from the University of Chicago Booth School of Business and a Bachelor of Science in Electrical Engineering from Cornell University.

Inducement Equity Grant

In connection with his appointment, Megibow will receive certain equity grants. These grants include, among others, the grant of certain options with a five-year term and vesting one-fourth on the first anniversary of the grant date and 1/48 each month thereafter, including (A) an inducement grant outside of the Company’s 2017 Equity Incentive Plan in accordance with the NASDAQ inducement grant exception found in NASDAQ Listing Rule 5635(c)(4), effective October 1, 2018 (“Start Date”), of an option to purchase 538,020 shares of the Company’s Class A Common Stock at an exercise price equal to the greater of (i) the closing price of the Company’s Class A Common Stock on the Start Date or (ii) the trailing 60-day volume weighted average price of the Company’s Class A Common Stock determined as of the Start Date, and (B) an automatic grant on each of the 12, 24 and 36 month anniversaries of the Start Date of an option to purchase 179,340 shares of the Company’s Class A Common Stock at an exercise price equal to the trailing 30-day volume weighted average price of the Company’s Class A Common Stock, determined as of the applicable grant date.

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About Purple

Purple is a comfort technology company that designs and manufactures products to improve how people sleep, sit, and stand. It designs and manufactures a range of comfort technology products, including mattresses, pillows, and cushions, using its patented Hyper-Elastic Polymer® technology designed to improve comfort. The Company markets and sells its products through its direct-to-consumer online channel, traditional retail partners, and third-party online retailers. For more information on Purple, visit www.purple.com.

Forward Looking Statements

Certain statements made in this release that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018 and August 9, 2018 and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018, as amended February 14, 2018, March 15, 2018 and April 17, 2018. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact

Alecia Pulman, ICR

purplePR@icrinc.com

646-277-1200

Purple Innovation, LLC Contact

Savannah Hobbs

Director of Communications

savannah@purple.com

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